UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2009

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant's Telephone Number, Including Area Code

Not Applicable
(Former name or former address, if changed since last year)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2009, Mr. Thomas J. Wesholski was appointed to the Board of Directors of Macatawa Bank Corporation (the "Corporation"). Mr. Wesholski has not yet been appointed to any committees of the Corporation's Board of Directors.

Mr. Wesholski serves as a director of Macatawa Bank. Mr. Wesholski has been a director of Macatawa Bank since Grand Bank merged with Macatawa Bank in 2002. Mr. Wesholski had been president of Grand Bank for five years and became chairman and CEO after its acquisition by the Corporation in 2002. Before that, he was with First Michigan Bank Corporation, where he was senior vice president working on acquisitions and as a corporate representative on their affiliate bank boards. Before that, he was with Michigan National Bank in Grand Rapids, Michigan from 1967 until 1988, serving in a variety of capacities, including President and CEO, Executive Vice President, Senior Lending Officer, Senior Vice President, Commercial Business Loans, Vice President, Commercial Real Estate, and Assistant Vice President, Residential Mortgage Loan Officer. Mr. Wesholski has over 42 years experience in the banking industry.

During his career in West Michigan, Mr. Wesholski has been involved in many business and civic activities. His current involvement includes:

•	Chairman, Board of Trustee's, St. Anthony of Padua Education Foundation
•	Trustee, Grand Rapids Public Museum and Grand Rapids Public Museum Foundation
•	Commissioner, Grand Rapids Building Authority
•	Director, Advisory Board member, St. Ann's Nursing Home
•	Member, Grand Rapids Tax Appeals Board

Mr. Wesholski is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no agreement, arrangement or understanding pursuant to which Mr. Wesholski was selected as a director.

Mr. Wesholski will be entitled to receive compensation for his service as a director consistent with the compensation paid to other directors as described in the Corporation's Proxy Statement for the Corporation's April 23, 2009 annual meeting.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2009, the Board of Directors adopted amendments to the Corporation's Bylaws, amending and restating the Bylaws in their entirety. Following is a summary of the material amendments to the Bylaws. The summary below is qualified in its entirety by reference to the Bylaws, as amended and restated, which are filed with this report as Exhibit 3.1 and are here incorporated by reference.

•	Section 2.3 - This section allows the Corporation to issue "book entry" shares.
•	Former Section 2.8 - This section has been deleted. Michigan has repealed the "control share" law which this provision addressed.
•	Section 3.2 - This section provides that the annual meeting of shareholders will be held on a date and at a time designated by the Board of Directors.
•	Section 3.3 - This section provides that the Board of Directors, the Chairman of the Board or the President may call a special meeting of shareholders.
•	Section 3.4 - This section allows for electronic notice of meetings.
•	Section 3.8 - This section governs procedural and other aspects of shareholder meetings.
•

Section 3.10 - This section permits the Board of Directors to authorize shareholder participation in a meeting by remote communication and allows the Board of Directors to hold a shareholder meeting by remote communication.

•	Section 4.9 and 4.14 - These sections permit notice of Board of Directors meetings by electronic mail and Board action by consent by electronic mail.
•	Section 4.12 - This section governs committees of the Board of Directors, including specific provisions for the Audit Committee, Compensation Committee, and Nominating Committee.
•

Section 4.17 - This section provides that the Chairman of the Board is not an "officer" of the Corporation unless so designated by the Board. The current Chairman of the Board, Mr. Richard L. Postma, is an independent director, is not an employee of the Corporation or any of its subsidiaries, and is receiving no compensation of any kind for his service, including no director fees, stock options, warrants or shares of restricted stock.

•	Article V - This Article governs the appointment and designation of officers of the Corporation.
•	Article VIII - This Article implements the mandatory indemnification of directors and officers of the Corporation, provided in and as authorized by the Corporation's Articles of Incorporation.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits:

	3.1	Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2009	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

3.1	Bylaws.